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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date or earliest event reported):  May 15, 1997
                                                 ------------------------------

                        TRIATHLON BROADCASTING COMPANY
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              (Exact name of registrant as specified in charter)



           Delaware                  0-26530                   33-0668235
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(State or Other Jurisdiction   (Commission File No.)          (IRS Employer
     of Incorporation)                                     Identification No.)


Symphony Towers, 750 B Street, Suite 1920, San Diego, CA             92101
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (619) 239-4242
                                                   ----------------------------

                                      N/A
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(Former name or former address, if changed since last report)

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ITEM 5.       OTHER EVENTS

         On May 15, 1997, Triathlon Broadcasting Company (the "Company") acquired Pinnacle Sports Productions, L.L.C. ("Pinnacle"), which holds the exclusive radio broadcast rights to all of the men's football, basketball and baseball games and women's basketball and volleyball games of the University of Nebraska. The purchase price was $3.3 million, of which $1.3 million was paid on May 15, 1997. Two installments of $1.0 million each are required to be paid in May 1998 and May 1999. The purchase price may be increased by $1.7 million if the University of Nebraska renews its current rights agreement with Pinnacle in 2001 for a minimum three year term. The purchase price was determined in arms length negotiations between the Company and the Members of Pinnacle.

         The Company presently owns two FM radio stations in the Omaha, Nebraska market, and owns four FM radio stations in the Lincoln, Nebraska market (the home of the University of Nebraska) and has entered into an agreement to purchase radio stations KGOR-FM and KFAB-AM, both operating in the Omaha market. The Company anticipates consummating this transaction within the next 30 days.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                       TRIATHLON BROADCASTING COMPANY


                                       By: /s/ Jan E. Chason
                                          ------------------------------------
                                          Name:  Jan E. Chason
                                          Title: Chief Financial Officer and
                                                 Treasurer

Date:  May 16, 1997


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